[HUDSON RIVER BANCORP, INC. LETTERHEAD]


                                  July 17, 2001


Dear Fellow Shareholder:

     On behalf of the Board of Directors and management of Hudson River Bancorp, Inc. (the "Company" or "Hudson River"), we cordially invite you to attend the Annual Meeting of Shareholders of the Company. The meeting will be held at 3:00 p.m., Eastern Standard time, on Thursday, August 16, 2001 in the theater arts building of Columbia-Greene Community College, 4400 Route 23, Hudson, New York.

     In addition to the election of three directors of the Company, your Board of Directors is submitting for approval the ratification of the appointment of KPMG LLP as auditors of the Company. The Board of Directors unanimously recommends that you vote for each of the proposals.

     We encourage you to attend the meeting in person. Whether or not you plan to attend, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.


                                        Sincerely,


                                        Carl A. Florio
                                        President and Chief Executive Officer

                           HUDSON RIVER BANCORP, INC.
                             One Hudson City Centre
                             Hudson, New York, 12534
                                 (518) 828-4600

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on August 16, 2001


     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Hudson River Bancorp, Inc. (the "Company" or "Hudson River") will be held in the theater arts building of Columbia-Greene Community College, 4400 Route 23, Hudson, New York, on Thursday, August 16, 2001 at 3:00 p.m., Eastern Standard time.

     A Proxy Card and Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of three directors of the Company;

     2. The ratification of the appointment of KPMG LLP as auditors of the Company for the fiscal year ending March 31, 2002;

and such other business as may properly come before the Meeting or any adjournment thereof. The Board of Directors is not aware of any such other business.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Shareholders of record at the close of business on June 27, 2001 are the shareholders entitled to vote at the Meeting and any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection at One Hudson City Centre, Hudson, New York, for a period of ten days prior to the Meeting and will also be available at the Meeting.

     You are requested to complete and sign the enclosed proxy card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Earl Schram, Jr.
                                        Chairman of the Board

Hudson, New York
July 17, 2001

--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                           HUDSON RIVER BANCORP, INC.

                             One Hudson City Centre
                             Hudson, New York, 12534


          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 16, 2001

                                  INTRODUCTION

     This Proxy Statement is being furnished to you in connection with the solicitation on behalf of the Board of Directors of Hudson River Bancorp, Inc. (the "Company" or "Hudson River") of the proxies to be voted at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held in the theater arts building of Columbia-Greene Community College, 4400 Route 23, Hudson, New York, on Thursday, August 16, 2001 at 3:00 p.m., Eastern Standard time, and at any adjournments thereof. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to shareholders on or about July 17, 2001. Certain information provided herein relates to Hudson River Bank & Trust Company (the "Bank"), a wholly owned subsidiary and predecessor of the Company.

     At the Meeting, the shareholders of the Company are being asked to consider and vote upon proposals to elect three directors of the Company and to ratify the appointment of KPMG LLP as auditors of the Company for the fiscal year ending March 31, 2002.

Voting Rights and Proxy Information

     All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than those described in the Notice of Annual Meeting of Shareholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     A proxy  given  pursuant  to the  solicitation  may be  revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Corporate Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Holly Rappleyea, Corporate Secretary, Hudson River Bancorp, Inc., One Hudson City Centre, Hudson, New York, 12534.

Vote Required for Approval of Proposals

     The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock entitled to vote is required to constitute a quorum at the Meeting. Directors shall be elected by a plurality of the votes cast. Approval of the proposal to ratify the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of the votes cast.

     Abstentions and broker non-votes are counted for purposes of determining a quorum at the Meeting; however, abstaining shares will have the same effect as a vote against the approval of the proposal to ratify the appointment of auditors while non-voted shares will have no effect on such proposal. Abstentions and non-voted shares will have no effect on the election of directors.

Voting Securities and Certain Holders Thereof

     Shareholders of record as of the close of business on June 27, 2001 (the "Record Date") will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 15,278,205 shares of Common Stock issued and outstanding.

     The following table sets forth information, as of the Record Date, regarding share ownership of (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock ("Five Percent Beneficial Owners"), (ii) each officer of the Company and the Bank who made in excess of $100,000 (salary and bonus) (the "Named Officers") during the 2001 fiscal year ("fiscal 2001"); and (iii) all directors and executive officers of the Company and the Bank as a group.

------------------------------------------------------------------     -------------------------     --------
                                                                       Shares Beneficially Owned     Percent
                         Beneficial Owner                                  at June 27, 2001          of Class
Five Percent Beneficial Owners
------------------------------
Hudson River Bank & Trust Company Employee Stock Ownership Plan(1)           1,419,068                 9.1%
One Hudson City Centre
Hudson, New York  12534

Private Capital Management                                                   1,285,200(2)              8.4
3003 Tamiami Trail N.
Naples, Florida  34103

Named Officers(3)
-----------------
Carl A. Florio, Director, President and Chief Executive Officer                228,569(4)              1.5
Sidney D. Richter, Executive Vice President                                    124,119(5)               *
Timothy E. Blow, Chief Financial Officer                                        84,348(6)               *

All Directors and Executive Officers as a Group (14 persons) (3)               915,086                 5.9%

----------

*    Less than 1%.

(1) The amount reported represents shares held by the Hudson River Bank & Trust Company Employee Stock Ownership Plan (the "ESOP"), 331,137 of which were allocated to accounts of participants. First Bankers Trust Co., N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants. Unallocated shares will be voted by the trustee in the same proportion as allocated shares for which it received instructions, subject to the requirements of applicable law and the fiduciary duties of the trustee. The ESOP administrators are entitled to direct the voting of the allocated shares for which timely voting instructions are not received from the participants.
(2) The above information regarding beneficial ownership by Private Capital Management is reported by them in a statement dated February 14, 2001 on
     Schedule 13-G under the Securities Exchange Act of 1934, as amended. Private Capital Management reported shared voting and shared dispositive power over 1,285,200 shares. Private Capital Management filed the Schedule 13-G on behalf of Private Capital Management, Bruce S. Sherman, its Chairman, and Gregg J. Powers, its President.
(3) Amounts include shares held directly, as well as shares allocated to the ESOP accounts of group members, shares held jointly with family members, shares held in retirement accounts or shares held in a fiduciary capacity or by certain family members, and shares subject to options exercisable within 60 days of June 27, 2001.
(4) Includes 124,976 shares subject to options exercisable within 60 days of June 27, 2001. Amount also includes 1,000 shares owned by Mr. Florio's parents, as to which he disclaims beneficial ownership.
(5) Includes 59,988 shares subject to options exercisable within 60 days of June 27, 2001. Amount also includes 520 shares owned by Mr. Richter's children, as to which he disclaims beneficial ownership.
(6) Includes 59,988 shares subject to options exercisable within 60 days of June 27, 2001.

                            I. ELECTION OF DIRECTORS

General

     The Company's Board of Directors currently consists of ten members. The Board is divided into three classes, each of which contains approximately one-third of the Board. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors are elected and qualified.

     The table below sets forth certain information, as of the Record Date, regarding the composition of the Company's Board of Directors, including their terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Meeting FOR the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. There are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected, with the exeception of Harry L. Robinson, who was elected to the Board of Directors pursuant to the terms of the merger agreement between Hudson River and Cohoes Bancorp, Inc.

     At the Board of Directors meeting held on May 17, 2001, Marcia Race resigned from the board. The entire board thanks Ms. Race for her years of dedicated service to the Company. In addition, at that meeting, M. Bruce Cohen was elected as a new director by the board.

          ----                   -------------          ------      -----       -------      ---------------------    -----
                                                                                                   Shares of         Percent
                               Position(s) Held                   Director       Term            Common Stock          of
          Name                   With the Bank          Age(1)      Since       Expires      Beneficially Owned(2)    Class
        NOMINEES
William H. Jones            Director                      58        1998         2004              42,514(3)           *

Joseph W. Phelan            Director                      59        1998         2004              46,086              *

Harry L. Robinson           Director                      61        2001         2004              37,327              *

DIRECTORS CONTINUING IN OFFICE

Earl Schram, Jr.            Chairman of the Board         78        1998         2002             147,138              1.0

Carl A. Florio              Director, President and       52        1998         2002             228,569              1.5
                              Chief Executive Officer

William E. Collins(3)(4)    Director                      76        1998         2002              39,148              *

M. Bruce Cohen              Director                      58        2001         2002                  --              *

Marilyn A. Herrington       Director                      57        1998         2003              65,886              *

Stanley Bardwell, M.D.      Director                      76        1998         2003              45,160              *

Joseph H. Giaquinto         Director                      61        1999         2003              14,699              *

----------
*    Less than 1%.

(1)  At June 27, 2001.
(2) Amounts include shares held directly, as well as shares allocated to such individual's account under the ESOP, shares held jointly with family members, shares held in retirement accounts or shares held in a fiduciary capacity or by certain family members, with respect to which shares the individual may be deemed to have sole voting and/or investment power. The amounts shown also include 24,996, 124,976 and 15,622 shares granted to Chairman Schram, President Florio, and each of directors Jones, Phelan, Collins, Herrington and Bardwell, respectively, subject to currently exercisable options granted under the Stock Option Plan.
(3) Includes 660 shares owned by Mr. Jones' children and 2,335 shares owned by Mr. Jones' spouse's IRA. Mr. Jones disclaims beneficial ownership with respect to those shares.
(4)  Mr. Collins will retire from the Board of Directors effective July, 2001.

     The business experience of each director is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

     William H. (Tony) Jones. Since 1986, Mr. Jones has owned and served as President and Publisher of Roe Jan Independent Publishing Co., Inc., Hillsdale, New York, a publisher of community newspapers and similar publications. Mr. Jones serves on the Executive Committee and Loan Committee and as a director of Hudson City Associates, Inc. Mr. Jones also serves as a director of Hudson River Bank & Trust Company Foundation.

     Joseph W. Phelan. Since 1983, Mr. Phelan has served as President of Taconic Farms, Inc., Germantown, New York, a provider of laboratory animals for research. He is also Treasurer of the Reformed Church in Germantown, New York. Mr. Phelan serves on the Trust Committee, Loan Committee and Compensation Committee.

     Harry L. Robinson. Since April, 2001, Harry L. Robinson has been a Director of the Company. Mr. Robinson was President and Chief Executive Officer of Cohoes Bancorp, Inc. and its subsidiary, Cohoes Savings Bank, until its acquisition by the Company in April, 2001. Mr. Robinson, who is also a licensed attorney, joined Cohoes Savings Bank in 1990.

     Earl Schram, Jr. Mr. Schram is currently Chairman of the Board of Directors of the Company and the Bank, a position he has held since 1998. Mr. Schram is an attorney and President of the law firm of Connor, Curran & Schram, P.C. in Hudson, New York. He is also Vice President and Director of Taconic Farms, Inc. Mr. Schram serves on the Executive Committee, Nominating Committee and Trust Committee of the Company. Mr. Schram also serves as a Director of Hudson River Bank & Trust Company Foundation.

     Carl A. Florio. Mr. Florio has served as President and Chief Executive Officer of the Company since its incorporation and of the Bank since 1996. From 1993 until his appointment as President and Chief Executive Officer, Mr. Florio served as Chief Financial Officer of the Bank. Prior to his becoming the Bank's Chief Financial Officer, Mr. Florio was a partner in the accounting firm of Pattison, Koskey, Rath & Florio. Mr. Florio serves on the Executive Committee, Loan Committee and Trust Committee and as a director of Hudson City Associates, Inc., a wholly-owned subsidiary of the Bank. Mr. Florio is also a director of the Hudson River Bank & Trust Company Foundation.

     William E. Collins. Mr. Collins served as President and Chief Executive Officer of the Bank from 1983 until his retirement in 1990. Prior to becoming President and Chief Executive Officer, Mr. Collins served as Executive Vice President of the Bank from March 1982 to December 1982. From 1991 to 1996, Mr. Collins served as a director of Hudson City Associates, Inc., a wholly owned subsidiary of the Bank. Mr. Collins serves on the Nominating Committee, Loan Committee and the Audit Committee.

     M. Bruce Cohen. Mr. Cohen is a certified public accountant. From 1977 to 2000 he was employed as the managing partner of the Albany office of PriceWaterhouseCoopers LLP.

     Marilyn A. Herrington. Ms. Herrington is involved in real estate investments and development. Ms. Herrington serves on the Executive Committee, Nominating Committee and Compensation Committee. Ms. Herrington also serves as a director of Hudson River Bank & Trust Company Foundation.

     Joseph H. Giaquinto. Mr. Giaquinto served as President, CEO and Chairman of the Board of Schenectady Federal Savings Bank and its holding company, SFS Bancorp, Inc. from January 1984 until SFS merged with Hudson River in September, 1999. Mr. Giaquinto serves on the Audit Committee.

     Stanley Bardwell, M.D. Dr. Bardwell is a retired physician. He has served as Chief of Medicine at Columbia Memorial Hospital and Greene County Hospital, served on the Board of Health and was President of the Potts Memorial Foundation as well as other various charitable groups. Dr. Bardwell serves on the Executive Committee and Audit Committee. Dr. Bardwell also serves as a director of Hudson River Bank & Trust Company Foundation.

Meetings and Compensation of the Board of Directors and Committees

     Hudson River Bancorp, Inc. Meetings of the Company's Board of Directors are generally held on a quarterly basis. The Board of Directors met 13 times during the fiscal year ended March 31, 2001. During fiscal 2001, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. Directors of the Company are not paid a fee for serving on the Company Board. In 2001, in order to maintain the size of the existing board but increase the geographic scope of its membership, the Company offered its directors a limited opportunity to receive a one-time benefit of $150,000 as consideration for their retirement from the Board. Directors Race and Collins opted to retire and receive the benefit. At this time, the Company has not been notified of any other pending retirements.

     The Board of Directors of the Company has established the Company's Executive, Audit, Loan, Trust, Nominating and Compensation Committees.

     The Company's Executive Committee exercises the powers of the full Board of Directors between board meetings, except that this Committee does not have the authority to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all of the property and assets of the Company. The Executive Committee is composed of Directors Bardwell, Florio, Herrington, Jones and Schram. The Executive Committee met 11 times during the year ended March 31, 2001.

     The Audit Committee is responsible for selecting the Company's independent accountants and meeting with the independent accountants and internal auditors to outline the scope and review the results of the annual audit. The current members of this Committee are Directors Bardwell, Collins and Giaquinto. This Committee met three times during the year ended March 31, 2001.

     The Loan Committee was formed in April 2001 and is responsible for reviewing and approving loans which exceed the lending authority of the Bank's lending officers. The current members of this Committee are Directors Schram, Collins, Florio, Jones and Phelan.

     The Trust Committee oversees the operations of the Trust Department of the Bank. The current members of this Committee are Directors Phelan, Schram and Florio. This Committee met four times during the year ended March 31, 2001.

     The Nominating Committee selects nominees for election as directors and to fill vacant board seats. Pursuant to the Company's Bylaws, nominations for directors by shareholders must be made in writing and delivered to the Corporate Secretary of the Company at least 90 days prior to the meeting and such written nomination must contain certain information as provided in the Company's Bylaws. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited nominations. The nominating committee is composed of Directors Schram, Collins and Herrington. This Committee met one time during the year ended March 31, 2001.

     The Compensation Committee recommends employee compensation, benefits and personnel policies to the Board of Directors, as well as salaries and cash bonus plan distributions concerning executive officers of the Company and the Bank. The current members of this Committee are Directors Phelan and Herrington. This Committee met two times during the year ended March 31, 2001.

     Hudson River Bank & Trust Company. The Bank's Board of Directors meets monthly and may have additional special meetings. The Board of Directors met 13 times during the year ended March 31, 2001. During fiscal 2001, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

     Non-employee directors of the Bank are paid a fee of $1,500 per meeting for serving on the Board of Directors. During fiscal 2001, members of the Executive Committee each received $750 per committee meeting attended, members of the Audit Committee received $600 per committee meeting attended, members of the Trust Committee, Nominating Committee and Compensation Committee received $300 per meeting attended.

Executive Compensation

     The following table sets forth information concerning the compensation paid or granted to the Named Officers in fiscal 2001, 2000 and 1999 whose salary and bonus exceeded $100,000. No other executive officers had compensation (salary and bonus) in excess of $100,000 in fiscal 2001.

================================================================================================================================
                                               SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------------
                                                                                   Long Term Compensation
                                Annual Compensation                                         Awards
--------------------------------------------------------------------------------------------------------------

                                                                                Restricted Stock                   All Other
                                                                                    Award(s)        Options      Compensation
    Name and Principal Position         Year      Salary ($)(1)     Bonus ($)        ($)(1)           (#)            ($)
--------------------------------------------------------------------------------------------------------------------------------
Carl A. Florio, President and Chief     2001         $252,000        75,600       $       --             --        $45,329(3)
Executive Officer                       2000          244,538            --               --             --        $29,897
                                        1999          236,763            --        2,053,187(2)     312,441        $30,851

Sidney D. Richter                       2001          128,600        32,150               --             --         41,557(3)
Senior Vice President                   2000          124,850            --               --             --         26,420
                                        1999          120,900           300          985,527(2)     149,972         22,351

Timothy E. Blow                         2001          101,800        25,450               --             --         32,946(3)
Chief Financial Officer                 2000           98,838         7,000               --             --         22,270
                                        1999           95,713         5,300          985,527(2)     149,972         20,212
================================================================================================================================

----------
(1) Based upon the $10.938 closing price per share of the Common Stock on March 31, 1999, the 178,538 restricted shares held by Mr. Florio had an aggregate market value of $1,952,849, the 85,698 restricted shares held by Mr. Richter had an aggregate market value of $937,365 and the 85,698 shares held by Mr. Blow had an aggregate market value of $937,365.
(2) Represents the dollar value of the award of restricted stock based upon the $11.50 closing price on January 5, 1999, the date of grant. The shares of restricted stock shall vest in ten equal installments beginning one year from the date of grant, provided that the grantee maintains "Continuous Service" (as defined in the 1998 Recognition and Retention Plan) with the Company. Dividends are paid on the restricted shares to the extent and on the same date as dividends that are paid on all other outstanding shares of Common Stock.
(3) Includes life insurance premiums of $270, $270 and $270, ESOP allocations of $39,576, $37,429 and $29,623 and 401(k) plan contributions of $5,483,
     $3,858 and $3,054 on behalf of Messrs. Florio, Richter and Blow, respectively.

     The following table sets forth certain information concerning the number and value of unexercised stock options held by Messrs. Florio, Richter and Blow at March 31, 2001.

======================================================================================================================
                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------
                         Shares                          Number of Securities              Value of Unexercised
                        Acquired          Value         Underlying Unexercised             In-the-Money Options
                           on           Realized         Options at FY-End (#)               at FY-End ($)(1)
       Name            Exercise(#)         ($)      ------------------------------------------------------------------
                                                      Exercisable    Unexercisable      Exercisable    Unexercisable
                                                    ------------------------------------------------------------------
Carl A. Florio             --              --           124,976         187,465           $304,941       $454,414
Sidney D. Richter          --              --            59,988          89,984            146,371        219,561
Timothy E. Blow            --              --            59,988          89,987            146,371        219,561
======================================================================================================================

----------
(1) Amounts represent the difference between the exercise price ($11.50) and the fair market value at March 31, 2001 ($13.94).

     Employment Agreements. The Bank entered into employment agreements with Messrs. Florio, Richter and Blow and two other officers of the Bank, and Hudson River entered into employment agreements with Messrs. Florio, Richter and Blow . The employment agreements ensure that the Bank and Hudson River are able to maintain a stable and competent management base. The continued success of the Bank and Hudson River depends to a significant degree upon the skills and competence of the above referenced officers.

     The employment agreements provide for either three-year or two-year terms for each executive. The terms of the employment agreements are extended on a daily basis unless written notice of non-renewal is given by the board. The employment agreements provide that the executive's base salary is reviewed annually. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or Hudson River for cause at any time. In the event the Bank or Hudson River chooses to terminate the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank and Hudson River upon: (i) failure to re-elect the executive to his/her current offices; (ii) a material change in the executive's functions, duties or responsibilities; (iii) a reduction in the benefits and perquisites being provided to the executive under the employment agreement; (iv) a liquidation or dissolution of the Bank or Hudson River; or (v) a breach of the agreement by the Bank or Hudson River, the executive or, in the event of death, his/her beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the executive for the remaining term of the employment agreement and the contributions that would have been made on the executive's behalf to any employee benefit plans of the Bank and Hudson River during the remaining term of the agreement. The Bank and Hudson River would also continue and pay for the executive's life, health, dental and disability coverage for the remaining term of the agreement. Upon any termination of the executive, other than following a change in control, the executive is subject to a one year non-competition agreement.

     Under the employment agreements, if voluntary or involuntary termination follows a change in control of the Bank or Hudson River, the executive or, in the event of the executive's death, his/her beneficiary, would be entitled to the payment of base salary, plan contributions and other forms of compensation to which the executive would be entitled for the remaining term of the employment agreement plus a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation for Mr. Florio, and two times the average of the five preceding taxable years' annual compensation for the four other individuals. The Bank and Hudson River would also continue the executive's life, health, and disability coverage for thirty-six months for Messrs. Florio, Richter and Blow, and twenty-four months for the other two individuals. Under the employment agreements, a voluntary termination following a change in control means the executive's voluntary resignation following any demotion, loss of title, office authority or responsibility, a reduction in compensation or benefits, or relocation. Notwithstanding that both the Bank and Hudson River employment agreements provide for a severance payment in the event of a change in control, the executive would only be entitled to receive a severance payment under one agreement.

     Payments to the executive under the Bank's employment agreement are guaranteed by Hudson River in the event that payments or benefits are not paid by the Bank. Payment under Hudson River's employment agreement would be made by Hudson River. Hudson River's employment agreement also provides that Hudson River compensates the executive for excise taxes imposed on any "excess parachute payments," as defined under section 280G of the Internal Revenue Code and any additional income and excise taxes imposed as a result of such compensation. All reasonable costs and legal fees paid or incurred by the executive pursuant to any dispute or question of interpretation relating to the employment agreements shall be paid by the Bank or Hudson River, respectively, if the executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Hudson River shall indemnify the executive to the fullest extent allowable under New York and Delaware law, respectively. In the event of a change in control of the Bank or Hudson River, the total amount of payments due under the employment agreements, based solely on cash compensation over the past five fiscal years paid to the officers who received employment agreements and excluding any benefits under any employee benefit plan or reimbursement for taxes which may be payable, would be approximately $2.7 million.

     Change in Control Agreements. The Bank entered into two-year Change in Control (CIC) Agreements with six officers of the Bank, and one-year CIC Agreements with three officers of the Bank, none of whom are covered by employment agreements. Commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank CIC Agreements may be renewed by the board of the Bank for an additional year. The Bank's CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of Hudson River or the Bank, the officer would be entitled to receive a severance payment equal to two times the officer's average cash compensation for the five most recent taxable years. The Bank would also continue to pay for the officer's life, health and disability coverage for twenty-four months following termination. Under the CIC Agreements, a voluntary termination following a change in control means the executive's voluntary resignation following any demotion, loss of title, office authority or responsibility, a reduction in compensation or benefits, or relocation. In the event of a change in control of Hudson River or the Bank, the total payments that would be due under the CIC Agreements, based solely on the five year average cash compensation paid to the officers covered by the CIC Agreements and excluding any benefits under any employee  benefit  plan  which  may be  payable,  would  be  approximately  $937 thousand.

     Employee Severance Compensation Plan. The Bank's board established the Hudson River Bank & Trust Company Employee Severance Compensation Plan which provides designated employees with severance pay benefits in the event of a change in control of the Bank or Hudson River. Management personnel with employment agreements or CIC Agreements are not eligible to participate in the severance plan. Generally, designated employees are eligible to participate in the severance plan if they have completed at least one year of service with the Bank. The severance plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the severance plan, in the event of a change in control of the Bank or Hudson River, eligible employees who are terminated from or terminate their employment within one year (for reasons specified under the severance plan), are entitled to receive a severance payment. If the participant, whose employment has terminated, has completed at least one year of service, the participant is entitled to a cash severance payment equal to the last two weeks of annual compensation immediately preceding a change-in-control for each year of service up to a maximum of 100% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover. In the event the provisions of the Severance Plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $282 thousand. However, it is management's belief that certain of the Bank's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the severance plan would be considerably less than the total amount that could possibly be paid under the severance plan.

     Benefit Plans. The Bank currently provides health care benefits to its employees, including hospitalization, major medical, dental, life and disability insurance, subject to certain deductibles and copayments by employees.

     Defined Benefit Pension Plan. The Bank sponsors a defined benefit pension plan for its employees. Salaried employees are eligible to participate in the pension plan following the completion of one year of service (1,000 hours worked during a continuous 12-month period) and attainment of 21 years of age. A participant must reach five years of service before attaining a vested interest in his or her retirement benefits, after which such participant is 100% vested. The pension plan is funded solely through contributions made by the Bank.

     The benefit provided to a participant at normal retirement age (generally age 65) is based on the average of the participant's basic annual compensation during the 36 consecutive months of service within the last 120 completed months of a participant's service which yields the highest average compensation. Compensation for this purpose is the participant's basic annual salary, including any contributions through a salary reduction arrangement to a cash or deferred plan, but exclusive of overtime, bonuses, severance pay, or any special payments or other deferred compensation arrangements. The annual benefit provided to a participant, without offset for the participant's anticipated Social Security benefit, who retires at age 65 is equal to 2% of the executive's highest average compensation for each year of service up to a maximum of 30 years.

     The annual benefit provided to participants (i) at early retirement age (generally age 62) with five years of service who elect to defer the payment of their benefits to normal retirement age, (ii) at early retirement age with five years of service who elect to receive payment of their benefits prior to normal retirement age, or (iii) who postpone annual benefits beyond normal retirement age, are calculated basically the same as the benefits for normal retirement age, with the executive's highest average compensation being multiplied by 2% for each year of such individual's actual years of service. A participant eligible for early retirement benefits who does not meet the requirements set forth above will have his or her benefits adjusted as further described in the pension plan. The pension plan also provides for disability and death benefits.

     The following table sets forth, as of March 31, 2001, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous plan provisions for various levels of compensation and years of service. The amounts in this table are based upon the assumption that the Pension Plan continues in its present form and do not reflect offsets for Social Security benefits and do not reflect benefits payable under the ESOP. At March 31, 2001, the estimated years of credited service of Messrs. Florio, Richter and Blow were eight, ten and four years, respectively.

                               Pension Plan Table
                            Years of Benefit Service
     ----------------------------------------------------------------------
       Final
      Average
      Salary        15          20          25           30           35*
     --------     -------     -------     -------     --------     --------
     $ 75,000     $22,500     $30,000     $37,500      $45,000      $46,875
     $100,000     $30,000     $40,000     $50,000      $60,000      $62,500
     $125,000     $37,500     $50,000     $62,500      $75,000      $78,125
     $150,000     $45,000     $60,000     $75,000      $90,000      $93,750
     $160,000     $48,000     $64,000     $80,000      $96,000     $100,000
     $170,000     $51,000     $68,000     $85,000     $102,000     $106,250

     ----------
     * Assumes that the participant had 30 or more years of credited service as of July 14, 1995.

For the 2001 plan year, the maximum compensation is limited to $170,000. The maximum benefit payable under the qualified plan for the 2001 plan year is $135,000.

     Benefit Restoration Plan. Hudson River also maintains a non-qualified supplemental retirement plan, known as the Benefit Restoration Plan. The Benefit Restoration Plan provides certain officers and highly compensated executives of Hudson River and the Bank with supplemental retirement income when such amounts cannot be paid from the tax-qualified Pension Plan, 401(k) Plan or ESOP. Participants in the Benefit Restoration Plan receive a benefit equal to the amount they would have received under the Pension Plan, the 401(k) Plan and the ESOP, but for reductions in such benefits imposed by operation of Sections 401(a)(17), 401(m), 401(k)(3), 402(g) and 415 of the Internal Revenue Code. In addition, the Benefit Restoration Plan is intended to make up benefits lost under the ESOP allocation procedures to certain participants named by the Compensation Committee who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant, the restored ESOP benefits under the Benefit Restoration Plan are determined by first: (1) projecting the number of shares that would have been allocated to the participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); and (2) first reducing the number determined by (1) above by the number of shares actually allocated to the participant's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the common stock over the preceding five years. Benefit Restoration Plan participant's benefits are payable upon the retirement or other termination of service of the participant in the form of a lump sum. Payment of a deceased participant's benefits will be made to his or her designated beneficiary.

     Stock Based Benefit Plans. Hudson River also maintains an amended 1998 Stock Option and Incentive Plan and an amended 1998 Recognition and Retention Plan.

     Compensation Committee Report on Executive Compensation. In fulfillment of SEC requirements for disclosure in proxy materials of the Compensation Committee's policies regarding compensation for executive officers, the committee has prepared the following report for inclusion in this proxy statement.

     Decisions on compensation of Hudson River's executives are made by the Compensation Committee of the board. Each member of the committee is a non-employee director. The committee believes that the actions of each executive officer have the potential to impact the short-term and long-term profitability of Hudson River. Consequently, the committee places considerable importance on its task of designing and administering an executive compensation program.

     Compensation Policy. The Compensation Committee has developed an executive compensation policy designed to (1) offer competitive compensation to attract, motivate, retain and reward executive officers who are crucial to the long- term success of Hudson River; and (2) encourage decision-making that maximizes long-term shareholder value. The Compensation Committee has sought to consider a multitude of factors establishing appropriate levels of compensation for executive officers, with no one factor clearly overshadowing all the others.

     The compensation package provided to the executive officers of Hudson River is composed principally of base salary and cash and stock-based incentive awards. Executive officers also participate in other benefit plans available to all eligible employees, including the ESOP.

     The Compensation Committee considers a variety of factors in determining executive compensation. These factors generally fall into two categories, those that relate to specific work performed and expected of the officer and those that relate to Hudson River, the Bank, the local business economic conditions and other general matters. In the former category, the Committee considers, among other factors, the level of responsibility of each officer; the expertise and skill level required to perform the position; satisfaction of prior period goals and objectives; length of service; the complexity of work that may be required in connection with strategic plans or special projects; and prior compensation history. In the latter category, the Committee considers, among other factors, Hudson River's earnings, capital and asset size; the results of government regulatory examinations; the Bank's regulatory ratings on safety and soundness as well as Community Reinvestment Act examinations; and performance and compensation programs of peer group Banks.

     Employee benefit plans represent an important component of any compensation package. The defined benefit pension plan and health insurance benefits available to all employees, including executive officers, provide competitive benefits comparable to those available at other institutions. Stock-based compensation plans, including the ESOP, the 1998 Stock Option and Incentive Plan and the 1998 Recognition and Retention Plan, provide employees, including executive officers, with additional equity-based incentives to maximize long-term shareholder value. Cash bonuses are used to provide incentives to both executive officers and other employees in relation to specific projects or additional responsibilities.

     The Compensation Committee's decisions are discretionary and are based upon subjective factors. No mathematical or similar objective formula is used to determine any compensation package. The Compensation Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly qualified employees.

     Chief Executive Officer. Total annual compensation paid to Carl A. Florio, President and Chief Executive Officer, for fiscal 2001 was $327,600 as detailed in the above compensation table and reflects a 34% increase from fiscal 2000. In determining total compensation paid to the Chief Executive Officer, including his benefits under the Benefit Restoration Plan, the Compensation Committee considered the factors discussed above and also considered a number of specific matters including stock-based compensation and benefit plans awarded or made available to chief executive officers of other financial institutions.

     This report is included herein at the direction of the Compensation Committee members.

                                Joseph W. Phelan
                              Marilyn A. Herrington

     Compensation Committee Interlocks and Insider Participation. Sidney D. Richter, Senior Vice President of Hudson River and the Bank, also serves as a director of Taconic Farms, Inc. Director Phelan, a member of the Compensation Committee of Hudson River and the Bank, also serves as the President of Taconic Farms, Inc., and Director Schram, Chairman of the Board of Hudson River and the Bank, also serves as a Vice President and Director of Taconic Farms, Inc.

Report of the Audit Committee of the Board of Directors

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

     Membership and Role of the Audit Committee. The Audit Committee consists of the following members of the Company's Board of Directors: Bardwell, Collins and Giaquinto. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by serving as an independent and objective party regarding the monitoring of accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent accountants and internal audit department; (3) review the Company's quarterly financial performance as well as its compliance with laws and regulations; and (4) provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

     Review of the Company's Audited Financial Statements for the Fiscal Year ended March 31, 2001. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2001 with the Company's management. The Audit Committee has discussed with KPMG LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the Securities and Exchange Commission.

                             Stanley Bardwell, M.D.
                               William E. Collins
                               Joseph H. Giaquinto

Comparative Stock Performance Presentation

     Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock to the cumulative total return of the Nasdaq Bank Index and the S&P 500 Index for each annual period from July 1, 1998 (the date the Company's Common Stock first reported on the Nasdaq Stock Market) through March 31, 2001. The presentation assumes $100 was invested on July 1, 1998 in the Company's Common Stock at a price of $10.00 per share, the subscription offering price in the Company's initial public offering.


                                  [LINE GRAPH]


                                      7/1/98     3/31/99    3/31/00    3/31/01
                                      -------    -------    -------    -------
     Hudson River Bancorp, Inc.....   $100.00    $109.38    $100.00    $139.38
     S&P 500 Index.................    100.00     113.46      69.95      86.64
     Nasdaq Bank Index.............    100.00      82.46     132.17     102.34

     Certain Transactions. The Bank's policies do not permit the Bank to make loans to any of its directors. Federal laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. As of March 31, 2001, all outstanding loans to the Bank's executive officers were made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions with the general public, and do not involve more than the normal risk of collectiblity.

     The chairman of the board, Earl Schram, Jr., is president of the law firm of Connor, Curran & Schram P.C. Connor Curran serves as outside counsel to the Bank and performs various legal services for the Bank. During fiscal 2001, the Bank paid Connor Curran approximately $187 thousand in fees for services rendered. Connor Curran also receives an indirect benefit from the Bank to the extent borrowers of the Bank engage Connor Curran to close their loans. Services provided by Connor Curran to the Bank are provided on terms comparable to those which are available to unaffiliated parties.

                 II. RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has renewed the Company's arrangement for KPMG LLP to be its auditors for the 2002 fiscal year, subject to the ratification of the appointment by the Company's shareholders. A representative of KPMG LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Audit Fees

     Aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's financial statements for fiscal 2001 and the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year were $113,950.

All Other Fees

     Other than audit fees, the aggregate fees billed to the Company by KPMG LLP for fiscal 2001 were $85,325, of which $66,525 related to tax services. The Company did not incur any fees related to financial information systems design and implementation.

     The Audit Committee of the Board of Directors has considered whether the providing of all non-auditing services (and the aggregate fees billed for such services) in fiscal year 2001 by KPMG LLP, the principal independent auditors, is compatible with maintaining the principal auditors' independence.

     The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of KPMG LLP as the Company's auditors for the fiscal year ending March 31, 2002.

                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office at One Hudson City Centre, Hudson, New York 12534 no later than February 27, 2002. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act of 1934, as amended. Otherwise, any shareholder proposal to take action at such meeting must be received at the Company's main office located at One Hudson City Centre, Hudson, New York 12534 by June 17, 2002; provided, however, that in the event that the date of the annual meeting is held before July 17, 2002, or after October 15, 2002, the shareholder proposal must be received not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All shareholder proposals must also comply with the Company's by-laws and Delaware law.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock (or any other equity securities, of which there is none), to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal year ended March 31, 2001, all Section 16(a) filing requirement applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                   APPENDIX A

                           Hudson River Bancorp, Inc.

                      Audit Committee of Board of Directors

                                     Charter

I.   Purpose

          The primary function of Audit Committee (the Committee) is to assist the Board of Directors in fulfilling its oversight responsibilities by serving as an independent and objective party to monitor the Hudson River Bancorp, Inc. (the Company, Corporation) financial reporting process and internal control systems. Consistent with the function, the Audit Committee will encourage improvement of, and adherence to the Corporation's policies, procedures, and practices. The Audit Committee will review and appraise the audit efforts of the Corporation's independent accountants and the internal auditing department. The Audit Committee will provide an open avenue of communication among the independent accountants, senior management, the internal auditing department, and the Board of Directors.

II.  Composition

          The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by the NASDAQ exchange) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Committee shall be familiar with basic finance and accounting practices and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

          The members of the Committee shall be elected by the Board of Directors of Hudson River Bancorp, Inc. at the annual organizational meeting of the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

          The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Committee shall also meet privately in executive session at all meetings, unless the Chairman of the Committee determines that this is not necessary. The Committee should meet at least annually with management, the director of the internal auditing department, and independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent accountants and management at least annually to review the Corporation's consolidated financial statements, consistent with IV below.

IV.  Responsibilities and Duties

          To fulfill its responsibilities and duties the Audit Committee shall:

          1.   Annually  review  and  update as  necessary  the Audit  Committee
               Charter.

          2. Review the Company's annual audited consolidated financial statements prior to their filing with the SEC. The review should include discussion with management and independent auditors of significant issues regarding accounting principles and judgements. Also, the Committee shall receive and review the results of the annual audit and any other required communications from the independent auditors. Based on such reviews and discussions, the Committee shall advise the Board whether it recommends that the audited consolidated financial statements be included in the Company's SEC Form 10K to be filed with the SEC.

          3. Review internal reports to management prepared by the internal auditing department and management's response.

          4. Recommend to the Board of Directors the selection of the independent accountants and compensation to be paid.

          5. On an annual basis, the Committee should review and discuss with the independent accountants all significant relationships they have with the Corporation to ensure independence.

          6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the consolidated financial statements and reporting. The Committee shall consider the independent accountants' judgement about the integrity, quality, and appropriateness of the Corporation's accounting principles, and financial reporting.

          7. Review the information required by Statement on Auditing Standards (SAS) No. 61 on an annual basis with the independent auditors. Request that the independent auditors review, in accordance with SAS No. 71, the SEC Form 10-Qs, prior to their filing, and update any material changes in SAS No. 61 information on a quarterly basis. Such updates to SAS 61 may be communicated to the Audit Committee Chairman.

          8. Review separately with each of management, the independent accountants and the internal auditing department any significant difficulties, disagreements or restrictions encountered during the course of the annual audit.

          9. Review activities, organizational structure, and qualifications of the internal audit department.

          10. Review as necessary with the organizations legal counsel, any legal matter that could have a significant impact on the organizations financial statements.

          11. Annually prepare a report to the shareholders as required by the Securities and Exchange Commission. The report shall be included in the Company's annual proxy statement.

          12. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board of Directors deems appropriate or necessary.

                                 REVOCABLE PROXY

                           HUDSON RIVER BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 16, 2001

     The undersigned hereby appoints the Board of Directors of Hudson River Bancorp, Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting"), to be held on Thursday, August 16, 2001, in the theater arts building of Columbia-Greene Community College, 4400 Route 23, Hudson, New York at 3:00 p.m., Eastern Standard time, and at any and all adjournments thereof, as follows:

     I.   The election of the following
          directors for the terms specified:

                                                  FOR     WITHHELD

          William H. Jones          2004          [_]        [_]

          Joseph W. Phelan          2004          [_]        [_]

          Harry L. Robinson         2004          [_]        [_]


                                                  FOR      AGAINST      ABSTAIN

     II.  The ratification of the appointment     [_]        [_]          [_]
          of KPMG LLP as independent
          auditors of the Company for the fiscal
          year ending March 31, 2002

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

      The Board of Directors recommends a vote "FOR" the listed proposals.

--------------------------------------------------------------------------------

          THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The shareholder may revoke this proxy by: (i) filing with the Corporate Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting and a Proxy Statement dated on or about July 17, 2001.


                        Dated: ________________________


                        -----------------------------   ------------------------
                        PRINT NAME OF SHAREHOLDER      PRINT NAME OF SHAREHOLDER


                        -----------------------------   ------------------------
                        SIGNATURE OF SHAREHOLDER        SIGNATURE OF SHAREHOLDER


                        Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee, guardian or corporate officer please give your full title. If shares are held jointly, each holder should sign.


                        --------------------------------------------------------

                          PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS
                              PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                        --------------------------------------------------------